Exhibit 99.1

Axsome Therapeutics Expands Term Loan Facility with Hercules Capital to $300 Million

$100 million now available upon the potential FDA approval of AXS-05

NEW YORK, October 18, 2021 (Globe Newswire) – Axsome Therapeutics, Inc. (NASDAQ: AXSM), a biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, today announced that its existing term loan facility agreement with Hercules Capital, Inc. (NYSE: HTGC), has been amended to increase the size of the facility to $300 million, and the amount immediately available upon U.S. Food and Drug Administration (FDA) approval of AXS-05 for major depressive disorder to $100 million, at the Company’s option. The amendment also extends the maturity and interest-only period of the facility.

“We are pleased with the amendment to our term loan facility, resulting in $100 million of non-dilutive capital immediately available upon the potential approval of AXS-05 and access to an additional $150 million thereafter,” said Herriot Tabuteau, MD, Chief Executive Officer of Axsome. “With improved financial terms, this committed capital further increases our financial flexibility through the anticipated commercial launches of AXS-05 for major depressive disorder and AXS-07 for migraine and will allow Axsome to accelerate access to these critical therapies for millions of patients in need.”

“Hercules is excited to expand its partnership with Axsome, which has two NDAs under review for AXS-05 in depression and AXS-07 in migraine, as it advances its differentiated pipeline and prepares for commercialization,” said Michael Dutra, Managing Director at Hercules Capital. “This substantial financial commitment from Hercules exemplifies our dynamic ability to customize financing solutions to support innovative life sciences companies, such as Axsome, through development and commercialization.”

Under the terms of the amendment, the size of the term loan facility was increased to $300 million from $225 million, and the amount available at the Company’s option immediately upon approval of AXS-05 in major depressive disorder was increased to $100 million from $35 million. An additional $150 million may be drawn at the Company’s option, in three separate tranches, consisting of $20 million upon approval of AXS-07 for migraine; $55 million upon achievement of certain combined sales and outstanding debt criteria; and, subject to the approval of Hercules Capital, $75 million to support future strategic initiatives, including further pipeline advancement or expansion. A total of $50 million was funded upon the initial closing. The amended term loan facility now bears interest at a calculated prime-based variable rate currently at 8.95% compared to the original 9.15%. The amendment extends the maturity date of the facility from the original October 2025 to October 2026, and optionally to October 2027, subject to certain conditions. The amendment also resets the interest-only payment period, and extends it from the initial 30 months from the original loan closing to at least 48 months from the amendment closing, and up to 60 months from the amendment closing based on approval of AXS-05 and AXS-07.

Additional details of the loan amendment will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K.

About Axsome Therapeutics, Inc.

Axsome Therapeutics, Inc. is a biopharmaceutical company developing novel therapies for central nervous system (CNS) conditions that have limited treatment options. Through development of therapeutic options with novel mechanisms of action, we are transforming the approach to treating CNS conditions. At Axsome, we are intensely committed to developing products that meaningfully improve the lives of patients and provide additional therapeutic options for physicians. For more information, please visit the Company’s website at axsome.com. The Company may occasionally disseminate material, nonpublic information on the company website.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $12 billion to over 530 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses and receipt of interim results, which are not necessarily indicative of the final results of our ongoing clinical trials, and the number or type of studies or nature of results necessary to support the filing of a new drug application (“NDA”) for any of our current product candidates; our ability to fund additional clinical trials to continue the advancement of our product candidates; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, our product candidates (including, but not limited to, whether potential filing issues or issues identified by FDA during the substantive review may impact the potential approvability of the Company’s NDA submission for AXS-05 in MDD or the timing of such approval, and whether the FDA will agree with the Company’s discontinuation of the bupropion treatment arm of the ADVANCE study in accordance with the independent data monitoring committee’s recommendations); whether issues identified by FDA during the substantive review may impact the potential approvability of the Company’s NDA for AXS-07 for the acute treatment of migraine in adults with or without aura, pursuant to our special protocol assessment for the MOMENTUM clinical trial; the potential for the ASCEND clinical trial, combined with the GEMINI clinical trial results, to provide a basis for approval of AXS-05 for the treatment of major depressive disorder and accelerate its development timeline and commercial path to patients; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; the Company’s anticipated capital requirements, including the amount of capital required for the Company’s commercial launch of its product candidates, and the potential impact on the Company’s anticipated cash runway; unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Axsome Contact:

Mark Jacobson
Chief Operating Officer
Axsome Therapeutics, Inc.
22 Cortlandt Street, 16th Floor

New York, NY 10007
Tel: 212-332-3243
Email: mjacobson@axsome.com

www.axsome.com